United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2014

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On May 19, 2014, S&T Bancorp, Inc. held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 29,737,219 shares of the Company’s common stock were entitled to vote as of March 21, 2014, the record date for the Annual Meeting. There were 23,931,909 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1—Election of Directors

The shareholders elected 13 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Todd D. Brice	18,566,720	929,020	4,436,169
John J. Delaney	14,187,674	5,308,066	4,436,169
Michael J. Donnelly	14,211,992	5,283,748	4,436,169
William J. Gatti	18,123,949	1,371,791	4,436,169
Jeffrey D. Grube	18,675,249	820,491	4,436,169
Frank W. Jones	18,146,175	1,349,565	4,436,169
Joseph A. Kirk	18,678,602	817,138	4,436,169
David L. Krieger	18,270,408	1,225,332	4,436,169
James C. Miller	13,688,306	5,807,434	4,436,169
Fred J. Morelli, Jr.	18,730,012	765,728	4,436,169
Frank J. Palermo, Jr.	18,747,990	747,750	4,436,169
Christine J. Toretti	14,650,357	4,845,383	4,436,169
Charles G. Urtin	18,413,240	1,082,500	4,436,169

Proposal No. 2—Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2014

The shareholders voted to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2014. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN
23,776,184	92,376	63,349

Proposal No. 3—Advisory Vote on S&T’s Executive Compensation

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,434,366	873,573	187,801	4,436,169

Proposal No. 4—Approve the Adoption of the 2014 Incentive Plan

The shareholders voted to approve the adoption of the 2014 Incentive Plan. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,448,870	916,927	129,943	4,436,169

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar
Mark Kochvar
May 21, 2014	Senior Executive Vice President, Chief Financial Officer

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